EXHIBIT j
                         CONSENT OF INDEPENDENT AUDITORS



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                        Consent of Independent Auditors



The Board of Directors and Shareholders
Aetna Series Fund, Inc.:

We consent to the use of our reports dated December 11, 1998 and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information, incorporated herein by reference.



                                   /s/KPMG LLP
                                      KPMG LLP


Hartford, Connecticut
August 2, 1999